                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                        ---------------------------------


                                    FORM 8-K




                                 Current Report
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): December 9, 1999




                              THE TITAN CORPORATION
                  (Exact name of registrant as specified in its
                                    charter)




            DELAWARE                       001-06035            95-2588754
            --------                       ---------            ----------
  (State or other jurisdiction of       (Commission File     (I.R.S. Employer
  incorporation or organization)            Number)         Identification No.)




          3033 SCIENCE PARK ROAD SAN DIEGO, CALIFORNIA          92121-1199
          --------------------------------------------          ----------
          (Address of principal executive offices)               (Zip Code)




       Registrant's telephone number, including area code: (858) 552-9500


================================================================================


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Item 5.  Other Events

Agreement to Acquire Advanced Communication Systems, Inc.

         On December 9, 1999, The Titan Corporation ("Titan") entered into a merger agreement with Advanced Communication Systems, Inc., a Delaware corporation, ("ACS"), and A T Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Titan pursuant to which Titan will acquire ACS by a merger of such subsidiary with and into ACS. As a result of the merger, the outstanding ACS common stock will be converted into the right to receive Titan common stock, based on an exchange ratio on the basis of the average Titan common stock closing price for a specified period prior to the effective time of the merger, as more fully described in the merger agreement. A $4 million termination fee is payable by ACS to Titan under certain circumstances in connection with a termination of the merger agreement. The parties intend for the merger to be considered a tax-free reoganization under the Internal Revenue Code and as a pooling of interests for accounting purposes.

         Consummation of the merger is subject to the satisfaction of certain conditions, including (1) approval of the merger agreement and the merger by the stockholders of ACS, (2) effectiveness of a registration statement registering with the SEC the shares of the Titan common stock to be issued in the merger,
(3) approval of the listing of the shares to be issued by Titan in connection with the merger by the New York Stock Exchange, (4) compliance with all applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the expiration of all applicable waiting periods thereunder, and (5) certain other customary conditions. The merger agreement is attached hereto as
Exhibit 2.1 and incorporated herein by reference.

         On December 9, 1999, Titan issued a press release with respect to the merger agreement and the related transactions. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

         Certain stockholders holding in the aggregate approximately 24% of the outstanding ACS common stock have entered into Stockholder Agreements with Titan pursuant to which they have agreed to vote their ACS common stock in favor of the merger. The form of Stockholder Agreement is attached hereto as Exhibit 99.2 and incorporated herein by reference.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

    (c)           Exhibits.


2.1      Agreement and Plan of Merger, dated December 9, 1999, among The Titan
         Corporation, A T Acquisition Corp., and Advanced Communication Systems,
         Inc.
99.1     Press Release, dated December 9, 1999.
99.2 Form of Stockholder Agreement dated as of December 9, 1999, between certain stockholders party thereto and The Titan Corporation.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           THE TITAN CORPORATION


Date:  December 15, 1999                   By: /s/ Nicholas J. Costanza, Esq.
                                               ------------------------------
                                               Nicholas J. Costanza, Esq.
                                               Secretary and General Counsel




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